Exhibit 99.1

Ur-Energy Provides Production and Construction Updates for 2025 Q1

Littleton, Colorado (ACCESSWIRE – April 17, 2025) Ur-Energy Inc. (NYSE American: URG) (TSX: URE) (the “Company” or “Ur-Energy”) is pleased to provide the following updates for 2025Q1 from Lost Creek and Shirley Basin.

Lost Creek Production

During 2025 Q1, we dried and packaged 83,066 pounds and shipped 106,301 pounds U3O8. At quarter end, our in-process inventory at Lost Creek was approximately 29,700 pounds, our drummed inventory at Lost Creek was 10,772 pounds, and our finished inventory at the conversion facility was 368,540 pounds. Our next shipment of product is scheduled for next week and we currently have 57 drums of product on the ground at Lost Creek.

We are pleased to report that the wellfield flow rate has increased by 44% since the beginning of March 2025 and is now routinely over 2,700 gallons per minute. Additional flow increases are expected throughout the summer as our current fleet of 19 contract drill rigs and Company construction staff bring on additional header houses and enhance flow in existing wells through routine maintenance and improvements. Head grade remains on target and our annualized production rate over the past week averaged over 400,000 pounds and remains on a positive trend. For context, our 2025 delivery commitment to our customers is 440,000 pounds of U3O8 and the repayment of a 250,000-pound U3O8 loan in the form of physical pounds, although repayment of this loan may be deferred upon agreement with the lender. We expect production rates to steadily increase throughout the summer.

The recovery rate in the processing plant has reached design levels as management of the elution circuit has improved, resulting in tail grade on the ion exchange columns commonly being less than three milligrams per liter. The elution and precipitation circuits are now functioning as designed. Both filter presses are operational, and we plan to upgrade the auger in each of the presses in early May, which should further improve throughput. Both rotary vacuum dryers are now operating and performing as designed.

Our safety performance has improved over the past several months with no recordable injury or illness incidents occurring in 2025. Implementation of a behavioral based safety program to proactively address and track potential safety issues has resulted in an improved safety culture and has increased employee participation in Company safety initiatives.

The recent improvements in performance and safety are attributable to several factors of which we believe the most important are growing employee skills and confidence and achieving higher employee retention rates. Our increased number of drill rigs together with mild winter conditions have also contributed to increased output.

Our objectives for Lost Creek for the remainder of 2025 are to continue to safely ramp up the wellfield flow rate and improve plant efficiencies by focusing on training, employee retention, and improved maintenance.

Shirley Basin Construction

Construction at our fully permitted Shirley Basin Project is on target and we continue to estimate mine startup by early 2026. We have hired many of our senior site management and 10 construction staff, who are already directly involved with facility construction. Training of new staff is ongoing, including certain training being conducted at Lost Creek. We have hired several additional professional staff who will join the Shirley Basin team in Q2. Recruiting for operational staff, including remaining managers, will be ongoing through the summer.

To date, the following construction activities have been completed:

●	Upgraded the existing road to an all-weather surface;
●	Installed and completed ~125 monitor wells for Mine Unit 1;
●	Refurbished the existing warehouse, construction bay and maintenance bay. We originally planned to construct new buildings but saved several million dollars by refurbishing existing buildings;
●	Installed and furnished modular offices for these buildings;

●	Installed power between the Company substation and the site for the satellite plant enclosure;
●	Initiated dirt work for the satellite plant foundation;
●	Installed communications and security systems;
●	Installed the septic system for the satellite plant enclosure; and
●	Advanced the construction of the ion exchange vessels, which is well underway in Casper with delivery expected this fall.

Before we initiate production at Shirley Basin, the Wyoming Uranium Recovery Program will perform a pre-operations inspection. To improve the efficiency of the inspection and operational approvals, we have begun to assemble Standard Operating Procedures and permitting documents for agency review.

In 2025, we plan to:

●	Complete the upgrade the Company-owned electrical substation;
●	Install the first header house in Mine Unit 1. Two drill rigs were mobilized to the project on April 14 from Lost Creek. We plan to add four more rigs in Q2. Relatively few drill rigs are required for Shirley Basin because dense historic drilling largely diminishes the need for additional exploration or delineation drilling;
●	Build the relatively small satellite plant enclosure, which will house the ion exchange and wastewater management systems;
●	Construct additional header houses in our Casper shop;
●	Install and furnish modular offices for the satellite plant enclosure; and
●	Install two evaporation ponds.

We are excited to bring Shirley Basin, a prolific historic uranium district and the birthplace of in situ uranium mining in 1963, back into production.

Finally, we want to briefly mention President Trump’s recent Executive Order that directed the U.S. Department of Commerce to start a national security probe under Section 232 of the Trade Expansion Act of 1962 into the impact of imports of critical minerals and uranium. The investigation is ordered to be completed within 180 days when a final report with recommendations is submitted to the President. The impact of the investigation and subsequent corrective actions, if any, are unknown at this time but could have a positive impact on Ur-Energy as one of the largest domestic uranium producers in the U.S.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.9 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is advancing Shirley Basin construction and development following the March 2024 ‘go’ decision for the mine. We await the remaining regulatory authorization for the expansion of Lost Creek. Ur-Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur-Energy’s common shares is on the NYSE American under the symbol “URG.” Ur-Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO & President

720-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., ability to continue to ramp-up production at Lost Creek, including addressing remaining and/or future operational, maintenance, and staffing issues; our ability to maintain the improved production rates recently achieved, and continue to grow our production rates; our ability to deliver into our contractual commitments in 2025 including the repayment of the physical inventory loan; whether our improved safety records will be sustained; timing and ability to complete build out of Shirley Basin as currently projected, including planned wellfield development, site construction, and purchasing as well as site staff and management hiring and training; our ability to facilitate an efficient and effective operations inspection and approval by regulators to commence operations at Shirley Basin; and how the Section 232 investigation and other plans of the Trump administration, if and when concluded, may affect our industry and our business) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “expects,” “does not expect,” “is expected,” “is likely,” “estimates,” “intends,” “anticipates,” “does not anticipate,” or “believes,” or variations of the foregoing, or statements that certain actions, events or results “may,” “could,” “might” or “will be taken,” “occur,” “be achieved” or “have the potential to.” All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.